UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Fund Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-102228

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of the PowerShares BuyBack AchieversTM Portfolio, PowerShares Dividend AchieversTM Portfolio, PowerShares DWA Basic Materials Momentum Portfolio, PowerShares DWA Consumer Cyclicals Momentum Portfolio, PowerShares DWA Consumer Staples Momentum Portfolio, PowerShares DWA Energy Momentum Portfolio, PowerShares DWA Financial Momentum Portfolio, PowerShares DWA Healthcare Momentum Portfolio, PowerShares DWA Industrials Momentum Portfolio, PowerShares DWA Momentum Portfolio, PowerShares DWA NASDAQ Momentum Portfolio, PowerShares DWA Technology Momentum Portfolio, PowerShares DWA Utilities Momentum Portfolio, PowerShares Golden Dragon China Portfolio, PowerShares High Yield Equity Dividend AchieversTM Portfolio, PowerShares International Dividend AchieversTM Portfolio and PowerShares Water Resources Portfolio (the “Funds”), each a series of PowerShares Exchange-Traded Fund Trust (the “Trust”). An application for listing of the Shares of the Funds has been filed with and approved by The Nasdaq Stock Market LLC.

A description of the Shares is contained in Post-Effective Amendment No. 258 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265) as filed with the Securities and Exchange Commission on August 25, 2016. Such description is incorporated herein by reference.

The series of the Trust to which this filing relates and their respective I.R.S. Employer Identification Numbers (“EIN”) are as follows:

Series Name	EIN
PowerShares BuyBack AchieversTM Portfolio	74-3184056
PowerShares Dividend AchieversTM Portfolio	30-0327727
PowerShares DWA Basic Materials Momentum Portfolio	74-3183870
PowerShares DWA Consumer Cyclicals Momentum Portfolio	74-3183871
PowerShares DWA Consumer Staples Momentum Portfolio	74-3183872
PowerShares DWA Energy Momentum Portfolio	74-3183873
PowerShares DWA Financial Momentum Portfolio	74-3183875
PowerShares DWA Healthcare Momentum Portfolio	74-3183879
PowerShares DWA Industrials Momentum Portfolio	74-3183877
PowerShares DWA Momentum Portfolio	02-0783731
PowerShares DWA NASDAQ Momentum Portfolio	01-0772023
PowerShares DWA Technology Momentum Portfolio	74-3183880
PowerShares DWA Utilities Momentum Portfolio	20-3428397
PowerShares Golden Dragon China Portfolio	06-6542784
PowerShares High Yield Equity Dividend AchieversTM Portfolio	36-7435619
PowerShares International Dividend AchieversTM Portfolio	22-3915833
PowerShares Water Resources Portfolio	16-1739029

ITEM 2.	EXHIBITS.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

2. The Trust’s By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 241 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on August 28, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 5, 2016

POWERSHARES EXCHANGE-TRADED FUND TRUST

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Secretary